2II Putnam Capital Opportunities Fund
4/30/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

74U1 (000's omitted)

Class A	48,861
Class B	36,477
Class C	4,615

74U2 (000's omitted)

Class M	  2,092
Class Y    29,865

74V1

Class A	7.74
Class B	7.46
Class C	7.52

74V2

Class M	 7.55
Class R   7.74
Class Y   7.81

2OV Putnam Mid Cap Value Fund
4/30/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD 	Class A		1,620
	Class B		     39
	Class C		       2

72DD2	Class M		     23
	Class Y		   132

73A1	Class A		0.0572
	Class B		0.0012
	Class C		0.0002

74A2	Class M		0.0182
	Class Y		0.0752

74U1	Class A		30,319
	Class B		23,729
	Class C		  2,662

74U2	Class M		  1,087
	Class Y		  1,638

74V1	Class A		9.67
	Class B		9.62
	Class C		9.62

74V2	Class M		9.64
	Class R		9.67
	Class Y		9.68